As filed with the Securities and Exchange Commission on March 13, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VALENS SEMICONDUCTOR LTD.

(Exact Name of Registrant as Specified in Its Charter)

State of Israel	3674	Not applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Valens Semiconductor Ltd. 2021 Share Incentive Plan

(Full Title of the Plans)

Valens Semiconductor Ltd.

8 Hanagar St. POB 7152

Hod Hasharon 4501309

Israel

+972 (9) 762-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Michael Kaplan Brian Wolfe Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Elad Ziv Assaf Naveh Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: +972 (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Valens Semiconductor Ltd. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 5,366,374 additional ordinary shares, with no par value (“Shares”), for issuance under the Registrant’s 2021 Share Incentive Plan (the “2021 Plan”) pursuant to the provisions of the 2021 Plan that provide for an automatic annual increase in the number of shares reserved for issuance under the 2021 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on September 28, 2021 (Registration No. 333-259849), on January 17, 2023 (Registration No. 333-269250) and on January 16, 2024 (Registration No. 333-276520).  In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on February 26, 2025 (the “Annual Report”);
2.	The Registrant’s reports of Foreign Private Issuer on Form 6-K furnished to the Commission on March 11, 2025; and
3.	The description of the Registrant’s ordinary shares included as Exhibit 2.1 to the Annual Report referred to in (1) above.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Articles of Association of Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on February 26, 2025)
5.1	Opinion of Meitar | Law Offices (filed herewith)
23.1	Consent of Meitar | Law Offices (included in Exhibit 5.1)
23.2	Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, independent registered public accounting firm, relating to the financial statements of the Registrant (filed herewith)
24.1	Power of Attorney (filed herewith)
99.1	Valens Semiconductor Ltd. 2021 Share Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Form S-8 filed with the Commission on September 28, 2021 (Registration No. 333-259849))
107	Filing Fee Calculation

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hod Hasharon, Israel, as of the 13th day of March, 2025.

VALENS SEMICONDUCTOR LTD.

By:	/s/ Guy Nathanzon
Guy Nathanzon
Chief Financial Officer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Valens Semiconductor Ltd. has signed this Form S-8 in the City of New York, State of New York, on the 13th day of March, 2025.

AUTHORIZED U.S. REPRESENTATIVE – COGENCY GLOBAL INC.

By:	/s/ Colleen A. DeVries
Colleen A. De Vries
Senior Vice President on behalf of Cogency Global Inc.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gideon Ben-Zvi, Guy Nathanzon and Keren Shmueli Sidi and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gideon Ben-Zvi	Chief Executive Officer & Director	March 13, 2025
Gideon Ben-Zvi	(Principal Executive Officer)

/s/ Guy Nathanzon	Chief Financial Officer	March 13, 2025
Guy Nathanzon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Peter Mertens	Chair of the Board of Directors	March 13, 2025
Dr. Peter Mertens

/s/ Dror Jerushalmi	Director	March 13, 2025
Dror Jerushalmi

/s/ Dr. Eyal Kishon	Director	March 13, 2025
Dr. Eyal Kishon

/s/ Peter Kuo	Director	March 13, 2025
Peter Kuo

/s/ Moshe Lichtman	Director	March 13, 2025
Moshe Lichtman

/s/ Michael Linse	Director	March 13, 2025
Michael Linse

/s/ Adi Toledano Yarel	Director	March 13, 2025
Adi Toledano Yarel

/s/ Yahal Zilka	Director	March 13, 2025
Yahal Zilka

/s/ Tal Yaacobi	Director	March 13, 2025
Tal Yaacobi